UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2021

LONESTAR RESOURCES US INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37670	81-0874035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 Boland Street, Suite 301 Fort Worth, Texas	76107
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (817) 921-1889

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LONE	OTCQX Best Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On July 10, 2021, Lonestar Resources US Inc., a Delaware corporation (“Lonestar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Penn Virginia Corporation, a Virginia corporation (“Penn Virginia”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions set forth therein, Upsilon Merger Sub Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Penn Virginia (“Merger Sub Inc.”), will merge with and into Lonestar (the “First Merger”), with Lonestar continuing as the surviving corporation in the First Merger (the “Surviving Corporation”), and, immediately following the First Merger, the Surviving Corporation will merge with and into Penn Virginia Merger Sub LLC, a Delaware limited liability company and a wholly-owned, direct subsidiary of Penn Virginia (“Merger Sub LLC” and, such merger, the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity in the Second Merger (the “Surviving Company”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “Effective Time”), each share of common stock, $0.001 par value, of Lonestar (“Lonestar Common Stock”) issued and outstanding immediately prior to the Effective Time will automatically be converted into the right to receive 0.51 (the “Exchange Ratio”) fully paid and nonassessable shares of common stock, $0.01 par value, of Penn Virginia (“Penn Virginia Common Stock”). Cash will be paid in lieu of any fractional shares of Penn Virginia Common Stock that otherwise would have been issued to any Lonestar stockholder in the First Merger. Any shares of Lonestar Common Stock held by Penn Virginia, Merger Sub Inc. or Lonestar immediately prior to the Effective Time will be canceled and retired for no consideration and will cease to exist.

Promptly following the effective time of the Second Merger, Penn Virginia will contribute all of the limited liability company interests in the Surviving Company to Penn Virginia Holdings, LLC, a Delaware limited liability company, in exchange for the issuance of common units representing limited partner interests in PV Energy Holdings, L.P., a Delaware limited partnership (“PV Energy Holdings”), in accordance with Section 3.04 of the Amended and Restated Agreement of Limited Partnership of PV Energy Holdings (the “Contribution” and, together with the Mergers, the Merger Agreement and the transactions contemplated thereby, the “Transactions”).

Following the closing of the Mergers, Penn Virginia’s existing shareholders and Lonestar’s existing stockholders will own approximately 86% and 14%, respectively, of the combined company.

The board of directors of Lonestar has unanimously (i) determined that the Transactions are in the best interests of, and are advisable to, Lonestar and its shareholders and (ii) approved and declared advisable (a) the Merger Agreement and the Transactions, including the Mergers and the Contribution, and (b) the Pi Support Agreement (as defined below) and the transactions contemplated thereby.

Penn Virginia and Lonestar intend, for U.S. federal income tax purposes, that (i) the Mergers qualify as a “reorganization” within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and (ii) the Merger Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

Treatment of Lonestar Equity Awards and Warrants

The Merger Agreement provides that, immediately prior to the Effective Time, each Lonestar restricted stock unit (including those subject to performance-based vesting conditions) (each, a “Lonestar RSU”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, will automatically become fully vested and will be cancelled and converted into a number of shares of Penn Virginia Common Stock based on the Exchange Ratio, less applicable tax withholdings and with any applicable performance-based conditions treated as having been achieved in full.

In addition, the Merger Agreement provides that immediately prior to the Effective Time, Lonestar may grant any remaining unissued restricted stock units under the Lonestar 2021 Management Incentive Plan, pursuant to the terms of such plan (the “Additional Lonestar RSUs”). Such Additional Lonestar RSUs shall be treated the same as any other outstanding Lonestar RSUs upon the occurrence of the Effective Time.

The Merger Agreement provides that, at the Effective Time, each outstanding, unexpired and unexercised warrant to purchase Lonestar Common Stock shall be (i) cancelled and extinguished for no consideration on the closing date of the Mergers, or (ii) in the case of the Tranche 1 Warrants (as defined in the Merger Agreement), acquired by Penn Virginia for a number of shares of Penn Virginia Common Stock equal to the Exchange Ratio, in each case in accordance with the terms of the agreement governing such warrants.

Conditions to the Mergers

The completion of the Mergers are subject to various customary closing conditions, including, among other things, (i) the receipt of certain approvals of the Penn Virginia shareholders and the Lonestar stockholders; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) the effectiveness of the registration statement on Form S-4 that Penn Virginia is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of shares of Penn Virginia Common Stock in the First Merger (the “Registration Statement”); (iv) the authorization for listing of shares of Penn Virginia Common Stock to be issued in the First Merger on the Nasdaq Stock Market LLC; (v) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects; and (vi) the absence of legal restraints prohibiting the Mergers.

No Solicitation

From and after the date of the Merger Agreement, except as expressly contemplated in the Merger Agreement, each of Penn Virginia and Lonestar has agreed that neither it nor nor its subsidiaries shall, and has agreed to use reasonable best efforts to cause its representatives not to, (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an alternative business combination proposal with respect to itself (an “Acquisition Proposal”), (ii) other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to such party or any of its subsidiaries or afford access to the properties, books or records of such party or any of its subsidiaries to, any person that has made, or to any person in contemplation of making, an Acquisition Proposal with respect to such party or (iii) accept an Acquisition Proposal with respect to such party or enter into any agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to such party or (B) requiring, intending to cause, or which could reasonably be expected to cause Penn Virginia or Lonestar, as applicable, to abandon, terminate or fail to consummate the Mergers or any other transaction contemplated by the Merger Agreement. Each of Penn Virginia and Lonestar has further agreed to, and has agreed to cause its subsidiaries and their respective representatives to, immediately cease and terminate any existing activities, discussions or negotiations with any parties relating to any possible Acquisition Proposal with respect to such party. Except as expressly contemplated in the Merger Agreement, each of Penn Virginia and Lonestar have further agreed that its board of directors will not change its recommendation of the proposals to be voted on by its stockholders.

Termination Rights

The Merger Agreement contains certain termination rights for both Penn Virginia and Lonestar including: (i) upon mutual written consent of Penn Virginia and Lonestar; (ii) by Penn Virginia or Lonestar, (A) if the closing of the Mergers is not consummated by November 26, 2021; (B) if the closing of the Mergers is prohibited by law; (C) if the required approval of the Penn Virginia shareholders at the Penn Virginia shareholders’ meeting is not obtained, or the Lonestar Stockholder Approval is not obtained through the delivery of Lonestar stockholder written consents within

3 business days following the delivery of a notice of effectiveness of the Registration Statement to each Lonestar Supporting Stockholder (as defined below) by Penn Virginia, and no Lonestar stockholder meeting election is made by Penn Virginia, or in the event that a Lonestar stockholder meeting election is made, the required approval of the Lonestar stockholders at the Lonestar stockholders’ meeting is not obtained; (D) if either party breaches its respective covenants, representations or warranties, or if any of their respective representations or warranties become untrue, and such breach is incapable of being cured or has not been cured within 30 days following written notice from the other party of such breach; (E) at any time prior to the receipt of the requisite stockholder approval, if either party’s board of directors makes an adverse recommendation change, approves, adopts or recommends any Acquisition Proposal, or executes a definitive agreement with respect to an Acquisition Proposal, or fails to include its recommendation in the proxy statement/consent solicitation statement/prospectus; (F) if any of the directors or executive officers of either party breaches their no solicitation obligations (subject to limited exceptions); (iii) by Penn Virginia, if the Lonestar Support Agreements are not delivered by the Lonestar Supporting stockholders holding at least 75% of the outstanding shares of Lonestar Common Stock by 7:00 P.M. Central Time on July 11, 2021 (the “Support Agreement Deadline”); and (iv) by Lonestar, if the Penn Virginia Support Agreement is not delivered by the Penn Virginia Supporting Shareholders by the Support Agreement Deadline.

The Merger Agreement further provides that, upon termination of the Merger Agreement under certain circumstances, (i) Penn Virginia would be required to pay Lonestar a termination fee equal to $6,000,000 and (ii) Lonestar would be required to pay Penn Virginia a termination fee equal to $3,000,000.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Merger Agreement also contains customary pre-closing covenants, including the obligation of each of Penn Virginia and Lonestar (i) to conduct their respective businesses in the ordinary course consistent with past practice and to refrain from taking certain specified actions without the consent of the other party, (ii) not to solicit Acquisition Proposals and (iii) to comply with certain procedural requirements with respect to unsolicited Acquisition Proposals.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is incorporated by reference herein and filed herewith as Exhibit 2.1.

The Merger Agreement and the above description of the Merger Agreement have been included in this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Penn Virginia, Lonestar or their respective subsidiaries or affiliates. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by matters disclosed in certain of Penn Virginia’s and Lonestar’s filings with the SEC prior to the date of the Merger Agreement and by information in confidential disclosure letters provided by each of Penn Virginia and Lonestar to the other in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants are also subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Penn Virginia and Lonestar rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about Penn Virginia, Lonestar or their respective subsidiaries or affiliates. Accordingly, the Merger Agreement should not be read in isolation, but should instead be read in conjunction with other information regarding Penn Virginia, Lonestar or their respective subsidiaries or affiliates that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that they file or furnish with the SEC.

Support Agreements

Lonestar Support Agreements

As of the Support Agreement Deadline, Lonestar stockholders collectively holding approximately 80% of the outstanding shares of Lonestar Common Stock as of July 10, 2021 (the “Lonestar Supporting Stockholders”) entered into support agreements (the “Lonestar Support Agreements”) with Penn Virginia pursuant to which the Lonestar Supporting Stockholders have agreed, among other things, to vote all shares of Lonestar Common Stock beneficially owned by such stockholders (i) in favor of the adoption of the Merger Agreement, (ii) against any Acquisition Proposal with respect to Lonestar and (iii) against any amendment of Lonestar’s certificate of incorporation or bylaws or other proposal that would delay, impede, frustrate, prevent or nullify the Mergers or Merger Agreement or change in any manner the voting rights of any outstanding class of capital stock of Lonestar.

Penn Virginia Support Agreement

As of the Support Agreement Deadline, certain entities (the “Penn Virginia Supporting Shareholders”) affiliated with Juniper Capital Advisors, L.P. (together with the Penn Virginia Supporting Shareholders, “Juniper”) entered into a support agreement with Lonestar (the “Penn Virginia Support Agreement”) pursuant to which the Penn Virginia Supporting Shareholders have agreed, among other things, vote all shares of Series A Preferred Stock, par value $0.01 per share, of the Company (“Penn Virginia Preferred Stock”) beneficially owned by such shareholders (i) in favor of the Share Issuance and approval of any other matter that is required to be approved by the shareholders of Penn Virginia in order to effect the Mergers and (ii) against any proposal made (A) in opposition to the Share Issuance or (B) in support of an Acquisition Proposal with respect to the Company. As of July 9, 2021, Juniper was the beneficial owner of shares of Penn Virginia Preferred Stock representing approximately 60% of the outstanding voting power of the Company’s capital stock.

The foregoing description of the Lonestar Support Agreements and the Penn Virginia Support Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of the Lonestar Support Agreement and the Penn Virginia Support Agreement, copies of which are incorporated herein by reference and filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 5.01	Change of Control of Registrant.

As a result of the consummation of the Second Merger, at the Effective Time, Lonestar will merge with and into Merger Sub LLC, a wholly owned subsidiary of Penn Virginia.

The information set for in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Additional Information and Where To Find It

In connection with the proposed merger (the “Proposed Transaction”) between Penn Virginia Corporation (“Penn Virginia”) and Lonestar Resources US Inc. (“Lonestar”), Penn Virginia intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Penn Virginia’s common stock to be issued in connection with the Proposed Transaction. The Registration Statement will include a document that serves as a prospectus and proxy statement of Penn Virginia and a consent solicitation statement of Lonestar (the “proxy statement/consent solicitation statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF PENN VIRGINIA AND LONESTAR ARE URGED TO CAREFULLY AND THOROUGHLY READ, WHEN THEY BECOME AVAILABLE, THE REGISTRATION STATEMENT, THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY PENN VIRGINIA AND LONESTAR WITH

THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PENN VIRGINIA AND LONESTAR, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

After the Registration Statement has been declared effective, a definitive proxy statement/consent solicitation statement/prospectus will be mailed to shareholders of each of Penn Virginia and Lonestar. Investors will be able to obtain free copies of the Registration Statement and the proxy statement/consent solicitation statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Penn Virginia and Lonestar with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Penn Virginia, including the proxy statement/consent solicitation statement/prospectus (when available), will be available free of charge from Penn Virginia’s website at www.pennvirginia.com under the “Investors” tab. Copies of documents filed with the SEC by Lonestar will be available free of charge from Lonestar’s website at www.lonestarresources.com under the “Investor Relations” tab.

Participants in the Solicitation

Penn Virginia, Lonestar and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Penn Virginia’s shareholders and the solicitation of written consents from Lonestar’s stockholders, in each case with respect to the Proposed Transaction. Information about Penn Virginia’s directors and executive officers is available in Penn Virginia’s Annual Report on Form 10-K for the 2020 fiscal year filed with the SEC on March 9, 2021, and its definitive proxy statement for the 2021 annual meeting of shareholders filed with the SEC on April 7, 2021. Information about Lonestar’s directors and executive officers is available in Lonestar’s Annual Report on Form 10-K for the 2020 fiscal year, as amended, filed with the SEC on April 30, 2021. Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Security holders, potential investors and other readers should read the proxy statement/consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address activities, events or developments that Penn Virginia or Lonestar expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, (1) Lonestar’s future production and capital expenditures, its ability to maintain low cost structure, the impact of Gulf Coast pricing, the benefits of its hedge positions and resumption of the drilling program, and its ability to manage leverage and operate within cash flow, and (2) statements regarding the Proposed Transaction with Penn Virginia described herein and as adjusted descriptions of the combined company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, production, cash flows, synergies, type curves, opportunities and anticipated future performance. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. These include the possibility that shareholders of Penn Virginia may not approve the issuance of new shares of Penn Virginia common stock in the Proposed Transaction or that stockholders of Lonestar may not approve the Merger Agreement; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the parties do not receive regulatory approval of the Proposed Transaction; the risk that changes in Lonestar’s capital structure and governance, including its status as a controlled company, could have adverse effects on the market value of its securities; the ability of Lonestar to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Lonestar’s operating results and business generally; the risk the Proposed Transaction could distract management from ongoing business operations or cause Lonestar to incur substantial costs; the risk that the expanded acreage footprint does not allow for longer laterals, lower per unit operating expenses, and increased number of wells per pad as expected; the ability of Lonestar to develop drilling locations, which do not represent oil and gas reserves, into production or proved reserves; the risk that Lonestar may be unable to reduce expenses or access financing or liquidity; the risk that Lonestar does not realize expected benefits of its hedges; the impact of the COVID-19 pandemic, any related economic downturn and any related substantial decline in demand for oil and natural gas; the risk of changes in governmental regulations or enforcement practices, especially with respect to environmental, health and safety matters; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Lonestar’s control, including those detailed in Lonestar’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are available on Lonestar’s website at www.pennvirginia.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Lonestar believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Lonestar undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1*	Merger Agreement, dated as of July 10, 2021, by and between Penn Virginia and Lonestar.

10.1	Form of Support Agreement, dated as of July 10, 2021, by and between Penn Virginia and the Lonestar Supporting Stockholders (included as Exhibit A in Exhibit 2.1).

10.2	Support Agreement, dated as of July 10, 2021, by and between Lonestar and the Penn Virginia Supporting Shareholders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	This filing excludes schedules pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon its request.

* * *

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2021	LONESTAR RESOURCES US INC.

	By:	/s/ Frank D. Bracken III
Name: Frank D. Bracken III
Title: Chief Executive Officer